1st Quarter 2024 Earnings Presentation April 25, 2024

Disclaimer FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward- looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions. NON-GAAP FINANCIAL MEASURES In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. We believe presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. REVERSE ACQUISITION METHOD OF ACCOUNTING On February 28, 2023, Columbia Banking System, Inc. ("Columbia," "we," or "our") completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis as the merger was treated as a reverse merger with UHC as the accounting acquirer. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for each of the quarters of 2023 and the year ended December 31, 2023 may not be directly comparable to prior reported periods. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values. 2

COLUMBIA BANKING SYSTEM

3

Columbia Banking System: A Franchise Like No Other

Columbia at a Glance

Corporate	**Ticker**	COLB
	Headquarters	Tacoma, Washington
	Offices	~300 in eight states
Financials as of March 31, 2024	**Assets**	$52 billion
	Loans	$37 billion
	Deposits	$42 billion
	Common Equity Tier 1 Capital Ratio	9.8%(1)
	Total Capital Ratio	12.0%(1)

West-Focused Regional Powerhouse


WA
Spokane
Tacoma
Kennewick
Portland
OR
ID
Boise
Salt Lake City
Denver
Reno
NV
UT
CO
Sacramento
San Francisco
CA
Las Vegas
AZ
Los Angeles
Long Beach
San Diego
Phoenix

Business Bank of Choice

- In-market, relationship-based commercial banking
- Attractive footprint in high-growth markets
- Full suite of deposit products and services with contemporary digital capabilities
- Expertise in treasury management, foreign exchange, and global cash management
- Expanding small business platform
- Comprehensive and growing wealth advisory and trust businesses
- Niche verticals include diverse agricultural, healthcare, tribal banking, and equipment finance

(1) Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.

Why Columbia? 4 ■ Community banking at scale business model drives granular, low-cost core deposit base ■ Opportunity to gain share in California and growing metros in the West while increasing density in the Northwest ■ Solid capital generation supports long-term organic growth and return to shareholders ■ Strong credit quality supported by diversified, well-structured, and conservatively underwritten loan portfolio ■ Compelling culture with deep community ties that is reflected in our proven ability to attract and retain top banking talent ■ Scaled western franchise that is difficult to replicate provides scarcity value

COLUMBIA BANKING SYSTEM

5

Operating in Large, Attractive Western Markets

Foothold in the West[1]

(population in millions)

Northwest


4.1mm

Seattle, WA


2.5mm

Portland, OR


0.8mm

Boise, ID

California and Nevada


12.9mm

Los Angeles, CA


2.4mm

Sacramento, CA


2.4mm

Las Vegas, NV

Other West


5.1mm

Phoenix, AZ


3.0mm

Denver, CO


1.3mm

Salt Lake City, UT

Top Regional Bank in the NW (WA, OR, ID)[1]

		Total	Northwest	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Bank of America (NC)	$3,180	$62	17.3 %
2	U.S. Bancorp (MN)	663	51	14.4 %
3	JPMorgan (NY)	3,875	47	13.3 %
4	Wells Fargo (CA)	1,932	42	11.7 %
5	**COLB (WA)**	**52**	**33**	**9.3 %**
6	KeyCorp (OH)	188	18	5.0 %
7	WaFd (WA)	23	12	3.3 %
8	Banner Corp. (WA)	16	11	3.0 %

5th Largest Bank HQ'd in our Footprint[1]

		Total	Eight-State Footprint	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Wells Fargo (CA)	$1,932	$459	16.7 %
2	Zions (UT)	87	61	2.2 %
3	Western Alliance (AZ)	71	51	1.9 %
4	East West (CA)	70	49	1.8 %
5	**COLB (WA)**	**52**	**41**	**1.5 %**
6	Banc of California (CA)	39	29	1.1 %
7	FirstBank (CO)	28	24	0.9 %
8	Cathay General (CA)	23	15	0.6 %

Established Presence in Attractive Markets[1]

- Our market share in the Northwest stands with large national and super regional banks, at over 9%
- Our foothold in top western markets and scaled franchise provide us the opportunity to increase share in California, Arizona, Colorado, and Utah
- Projected population growth of 3.2% over the next five years in our collective footprint exceeds the national average of 2.4%
- Current household income in our footprint is 109% of the national average, and the five-year growth rate of 10.4% compares favorably to 10.1% nationally

(1) Population, household income, asset, deposit, and market share data sourced from S&P Global Market Intelligence. Assets as of December 31, 2023; deposits and market share as of June 30, 2023 and adjusted by S&P to include acquisitions announced or closed subsequent to that date.

Opportunity to Increase Density and Gain Share throughout Our Footprint 6 Expand Footprint in California Broaden Presence in Other Western MarketsImprove Density in the Northwest Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Seattle 4,107 $143,835 $7,561 5.2 % Portland 2,537 67,109 5,673 8.5 % Boise 835 16,886 189 1.1 % Spokane 605 12,868 3,040 23.6 % Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Phoenix 5,120 $166,520 Opportunity to add targeted retail locations to support existing commercial banking presence Denver 3,031 114,538 Salt Lake City 1,284 69,725 Las Vegas 2,368 78,063 Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Los Angeles 12,869 $684,438 $848 0.1 % Sacramento 2,440 94,707 1,934 2.0 % San Francisco 4,592 458,774 525 0.1 % San Diego 3,298 105,112 16 < 0.1% (1) Population, deposit, and market share data sourced from S&P Global Market Intelligence. Deposits and market share as of June 30, 2023 and adjusted by S&P to include acquisitions announced or closed subsequent to that date.

Performance Improvement: Near-Term Initiatives 7 1H 2024 Actions to Improve Operational Efficiency ■ Initiatives to improve operating efficiency throughout the organization are expected to result in a Q4 2024 core expense run rate of $965 million to $985 million annualized, which excludes CDI amortization and non-operating expense(1) ■ Closed five branches in January to fund the opening of new retail locations in existing commercial banking de novo markets ■ Actively managing and selectively reducing deposit offering rates ■ Continued evaluation of wholesale funding options to optimize rate while managing duration risk ■ Additional product bundling and marketing designed to drive higher levels of new customer acquisition ■ Modified underwriting and pricing for FinPac as well as rationalizing its cost structure in light of the current operating environment (1) Non-GAAP financial measure. A reconciliation of adjustments to the comparable GAAP measure is detailed in the “Non-GAAP Reconciliation” section of the Appendix.

Performance Improvement: Longer-Term 8 ■ Our relationship-based lending verticals and a strong core deposit base remain the cornerstone of our franchise. ■ Past transactional lending and the wholesale sources that fund these assets have muted the balance sheet’s profitability, but they have not diluted the quality of our core franchise. ■ Current interest rates make outright asset sales unattractive given a lengthy payback period. However, longer term, a decline in rates will provide the flexibility to minimize or eliminate the drag on earnings.(1) Opportunity to Strategically Reposition Balance Sheet Over Time Assets Liabilities + Equity $4B Borrowings $3B Brokered Deposits $4B Multifamily $2B Single-Family $9B Securities $37B Relationship Lending & Other Core Banking Franchise $45B Core Deposit Franchise & Capital Opportunity to reduce transactional assets and liabilities Relationship banking supports strong core franchise value (1) While asset classes, like transactional loans within our multifamily and single-family portfolios, have been identified as potential sources for asset sales if interest rates were to decline, assets have not been identified for sale.

FINANCIAL HIGHLIGHTS

First Quarter 2024 Highlights (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation. (2) Regulatory capital ratios are estimates pending completion and filing of Columbia’s regulatory reports. 10 ■ Total risk-based capital ratio of 12.0%(2) as of March 31, 2024 reached our long-term internal target after increasing over 100 basis points since the merger closed in Q1 2023. ■ Conducted an enterprise-wide evaluation of our operations that resulted in consolidated positions, simplified reporting and organizational structures, and an improved profitability outlook. ■ Launched a targeted campaign in early February 2024 to generate new small business deposit accounts. The campaign runs through April 2024 and includes bundled solutions for customers without promotional pricing. Non-interest bearing deposits generated through March 31, 2024 were 25% of total new money to the bank. ■ Introduced a new platform for consumer online account openings to improve efficiency and enhance vendor support. ■ Named to Newsweek’s list of Most Trustworthy Companies in America. Reported Operating(1) $124 million $135 million Net Income Net Income $186 million $201 million Pre-Provision Net Revenue(1) Pre-Provision Net Revenue $0.59 $0.65 Earnings-per-Share - Diluted Earnings-per-Share - Diluted 0.96% 1.04% Return on Assets Return on Assets 1.44% 1.55% PPNR Return on Assets(1) PPNR Return on Assets 10.01% 10.89% Return on Equity Return on Equity 14.82% 16.12% Return on Tangible Common Equity(1) Return on Tangible Common Equity

Our Diversified Commercial Bank Business Model with a Strong Retail Network Supports our Granular, High-Quality Deposit Base Non-interest, 33% Demand, 20% Money Market, 26% Savings, 6% Time, 15% Enterprise-wide Deposit Composition 11 ■ Deposits were $42 billion as of March 31, 2024 and represented by a granular base that is diversified by business line, industry, and geography. Our average customer account balance is $35 thousand(1). ■ Our use of public and brokered deposits as a source of funding beyond term debt impacts the composition of our enterprise-wide deposit portfolio. Our customer deposit composition(1) is more illustrative of the quality of Columbia’s core deposit franchise. Our bankers’ activity is geared toward protecting the quality of our relationship-based franchise while generating net customer balance growth to reduce the need for non-core funding sources over time. Commercial, 27% Commercial - Small Business, 20% Consumer, 39% Brokered, 7% Public & Other, 7% Deposits by Category Customer Deposit Composition(1) Non-interest, 37% Demand, 19% Money Market, 27% Savings, 7% Time, 10% (1) Excludes all public, administrative, and brokered deposits, as detailed on the “Liquidity Overview” slide in the Appendix. Excluded balances accounted for 14% of total deposits as of March 31, 2024. This is a non-GAAP financial measure.

COLUMBIA BANKING SYSTEM

12

Securities Portfolio Overview

Available-for-Sale Securities Portfolio as of March 31, 2024

($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
U.S. Treasuries	$390	$380	$0	($7)	$373	4 %	2.1	3.56 %
U.S. Agencies	1,156	1,172	$1	($79)	1,095	13 %	4.0	2.79 %
Mortgage-backed securities - residential agency	3,162	2,952	$0	($293)	2,660	31 %	6.9	3.18 %
Collateralized mortgage obligations[1]	1,343	1,255	$1	($113)	1,144	13 %	5.8	3.37 %
Obligations of states and political subdivisions	1,130	1,068	$9	($25)	1,052	12 %	4.7	3.40 %
Commercial mortgage-backed securities - agency	2,496	2,345	$1	($51)	2,294	27 %	4.4	4.69 %
Total available for sale securities	**$9,677**	**$9,172**	**$12**	**($568)**	**$8,617**		**5.3**	**3.58 %**
Percentage of Current Par		**95%**	**0%**	**(6%)**	**89%**			

Available-for-Sale Securities Portfolio Percentage at Gain / Loss as of March 31, 2024


Unrealized Gain, 16%
Unrealized Loss, 84%

- The total available-for-sale ("AFS") securities portfolio had a book yield of 3.58% and an effective duration of 5.3 as of March 31, 2024, compared to 3.59% and 5.4, respectively, as of December 31, 2023.
- As of March 31, 2024, 16% of the AFS securities portfolio (by fair value) was in an unrealized gain position and had a weighted average book yield of 4.42%. The remaining 84% of the portfolio was in an unrealized loss position and had a weighted average book yield of 3.44%.

Note: Table may not foot due to rounding.

(1) Portfolio includes $263 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized loss position at March 31, 2024 (amortized cost of $264 million). The remaining $881 million of the portfolio is comprised primarily of residential agency CMOs.

Loan Roll Forward Activity $ in m ill io ns Three Months Ended March 31, 2024 $37,442 $— $772 ($74) ($342) ($176) $20 $37,642 Beginning Balance (12/31/2023) Merger New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other¹ Ending Balance (3/31/2024) 13 (1) Other includes purchase accounting accretion and amortization. $ in m ill io ns Three Months Ended March 31, 2023 $26,156 $10,884 $756 ($132) ($452) ($177) $55 $37,091 Beginning Balance (12/31/2022) Merger New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other¹ Ending Balance (3/31/2023)

COLUMBIA BANKING SYSTEM

14

Diversified, High Quality Loan and Lease Portfolio

Mortgage

- Portfolio average loan size of $481,000
- 1Q24 average loan size of $540,000
- Portfolio average FICO of 761 and LTV of 62%
- 1Q24 average FICO of 772 and LTV of 63%
- Total delinquencies of 0.70%
- Annualized net charge-off (recovery) rate of 0.02%

Non-owner Occupied CRE

- Portfolio average loan size of $1.7 million
- 1Q24 average loan size of $1.5 million
- Portfolio average LTV of 51% and DSC of 1.86
- 1Q24 average LTV of 49% and DSC of 1.41
- Total delinquencies of 0.13%
- Annualized net charge-off (recovery) rate of 0.00%

Commercial & Industrial

- Portfolio average loan size of $706,000
- 1Q24 average loan size of $757,000
- Total delinquencies of 0.95%
- Annualized net charge-off (recovery) rate of 0.94%

Portfolio Composition at March 31, 2024


Multifamily, 15%
Other Loan Categories, 11%
Non-OO CRE, 17%
Mortgage, 16%
Owner Occupied CRE, 14%
FinPac, 5%
C&I, 21%

Geographic Distribution at March 31, 2024


Other, 14%
Puget Sound, 20%
Southern CA, 15%
WA Other, 8%
Northern CA, 9%
Portland Metro, 13%
Bay Area, 7%
OR Other, 14%

Owner Occupied CRE

- Portfolio average loan size of $1.0 million
- 1Q24 average loan size of $1.8 million
- Portfolio average LTV of 55%
- 1Q24 average LTV of 61%
- Total delinquencies of 0.70%
- Annualized net charge-off (recovery) rate of 0.00%

Multifamily

- Portfolio average loan size of $2.3 million
- 1Q24 average loan size of $679,000
- Portfolio average LTV of 54% and DSC of 1.56
- 1Q24 average LTV of 65% and DSC of 1.28
- Total delinquencies of 0.00%
- Annualized net charge-off (recovery) rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $42,000
- 1Q24 average loan & lease size of $59,000
- Portfolio average yield: ~10%
- Total delinquencies of 4.29%
- Annualized net charge-off (recovery) rate of 5.64%

Note: Portfolio statistics and delinquencies as of March 31, 2024. Annualized net charge-off rates for Q1 2024. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") ratios are based on weighted averages for portfolios where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

C&I and CRE Portfolio Composition Agriculture, 8.5% Contractors, 7.4% Finance/Insurance, 7.7% Manufacturing, 7.7% Professional, 4.4% Public Admin, 6.6% Rental & Leasing, 7.3% Retail, 2.4% Support Services, 4.3% Transportation/ Warehousing, 8.6% Wholesale, 6.3% Gaming, 5.6% Dentists, 7.3% Other Healthcare, 3.4% Other, 12.6% Office, 16.6% Multifamily, 33.4% Industrial, 15.7% Retail, 11.5% Special Purpose, 7.5% Hotel/Motel, 4.2% Other, 11.2% CRE Portfolio Composition(1) $17.6 Billion at March 31, 2024 C&I Portfolio Composition(1) $9.7 Billion at March 31, 2024 (1) C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 44% Owner Occupied / 56% Non-Owner Occupied(2)Commercial Line Utilization was 35% at March 31, 2024 15

Office Portfolio Details Puget Sound, 22% WA Other, 5% Portland Metro, 12% OR Other, 15%Bay Area, 6% N. CA, 11% S. CA, 20% Other, 9% Office Portfolio Metrics at March 31, 2024 Average loan size $1.35 million Average LTV 56% DSC (non-owner occupied) 1.70x % with guaranty (by $ / by #) 85% / 84% Past due 30-89 days $0.5mm / 0.02% of office Nonaccrual $13.3mm / 0.44% of office Special mention $22.1mm / 0.73% of office Classified $60.1mm / 1.99% of office Number of Loans by Balance Geography 16 ■ Loans secured by office properties represented 8% of our total loan portfolio at March 31, 2024. ■ Our office portfolio is 39% owner occupied, 59% non-owner occupied, and 2% construction. Dental and other healthcare loans compose 15% of our office portfolio. ■ The average loan size in our office portfolio is $1.35 million, delinquencies are at a de minimis level, and the majority of our loans contain a guaranty. ■ Excluding floating rate loans, which have already repriced to prevailing rates, only 8% of our office portfolio reprices through 2025. Loans repricing in 2024 and 2025 have average balances of $0.8 million and $1.1 million, respectively. ■ Properties located in suburban markets secure the majority of our office portfolio as only 6% of non-owner occupied office loans are located in downtown core business districts. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2024, 4% 2025, 4% 2026, 4% 2027 & After, 14% Fixed Rate¹, 67% Floating Rate, 7% Repricing Schedule (1) Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2024, 4% 2025, 7% 2026, 6% 2027 & After, 83% Maturity Schedule , 19 8 9 6 7 1,666 5 68

COLUMBIA BANKING SYSTEM
17

Continued Strong Credit Quality


Allowance for Credit Losses
ACL ($ in millions)
ACL / Total Loans and Leases
1.46%
1.18%
$107
$436
Q1 2023
1.40%
1.15%
$94
$424
Q2 2023
1.41%
1.18%
$86
$438
Q3 2023
1.45%
1.24%
$80
$464
Q4 2023
1.36%
1.16%
$74
$437
Q1 2024
ACL
Credit Discount
ACL to Total Loans and Leases
ACL + Credit Discount to Total Loans and Leases


Provision Expense, Net Charge-Offs to Average Loans, and Non-Performing Assets to Total Assets¹
Provision Expense ($ in millions)
$105.5
$88.4
0.23%
0.14%
$17.1
Q1 2023
0.30%
0.15%
$16.0
Q2 2023
0.25%
0.20%
$36.7
Q3 2023
0.31%
0.22%
$54.9
Q4 2023
0.47%
0.28%
$17.1
Q1 2024
Provision Expense
Initial Provision
Net Charge-Offs / Avg. Loans
Non Performing Assets / Total Assets

- The remaining credit discount on loans of $74 million as of March 31, 2024 provides an additional 20 basis points of loss absorption when added to the ACL of $437 million.
- Charge-off activity in Q1 2024 remained concentrated in the trucking portfolio of the FinPac business and was further impacted by a single credit within the commercial portfolio. Net charge-offs were otherwise at an insignificant level during the quarter.
- Trends in nonperforming loans are consistent with a gradual shift toward a standard credit environment following an extended period of outstanding credit quality.
- Nonperforming loans of $142 million as of March 31, 2024 included $43 million of government guarantees.

(1) Q1 2023 provision expense of $105.5 million includes an initial provision of $88.4 million related to historical Columbia non-PCD loans.

COLUMBIA BANKING SYSTEM

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Robust ACL Coverage

Allowance for Credit Losses ("ACL") by Loan Segment								
($ in thousands)	**Commercial**	**Lease & Equipment**	**Commercial Real Estate**	**Residential & Home Equity**	**Consumer**	**Total[(1)]**	**Remaining Credit Discount on Loans**	**Total ACL including Credit Discount on Loans[(1)]**
Balance as of December 31, 2023	$137,619	$115,043	$137,058	$64,944	$9,416	**$464,080**	$79,850	**$543,930**
Q1 2024 Net (Charge-offs) Recoveries	(18,734)	(23,766)	197	(320)	(1,380)	**(44,003)**		
Reserve Build (Release)	(22,109)	20,593	22,049	(3,857)	459	**17,135**		
Balance as of March 31, 2024	$96,776	$111,870	$159,304	$60,767	$8,495	**$437,212**	$74,098	**$511,310**
% of Loans and Leases Outstanding	1.20%	6.55%	0.81%	0.75%	4.49%	**1.16%**		**1.36%**

- Our reserve coverage by loan segment and for the overall loan and lease portfolio reflects our robust underwriting criteria and ongoing, routine portfolio monitoring activities. For example, we stress applicable variables, like interest rates, cash flows, and occupancy, at inception and loan review and limit borrower proceeds as a result. These factors contribute to lower LTVs and higher DSC ratios, which are taken into consideration in the estimation of our ACL.
- The quarter's provision expense of $17 million reflects credit migration trends, changes in the economic forecasts used in credit models, charge-off activity, and a change within our Current Expected Credit Losses ("CECL") methodology. We used components of Moody's Analytics' February 2024 baseline economic forecast to estimate our ACL as of March 31, 2024.
- During the first quarter, we recalibrated the commercial CECL model to be more reflective of the post-merger loan portfolio after a full year operating as a combined organization. We believe the recalibrated model is more reflective of the quality of our underwriting and borrower profiles.

(1) Total includes reserve for unfunded commitments of $22.9 million and $23.2 million as of March 31, 2024 and December 31, 2023, respectively.

Capital Management 19 Regulatory Capital Ratios: Bank and Holding Company as of March 31, 2024 8.4% 10.6% 10.6% 11.7% 7.7% 9.8% 9.8% 12.0% Umpqua Bank Columbia Banking System Tier 1 Leverage CET1 Tier 1 Capital Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% ■ Regulatory capital ratios declined during Q1 2023 as a result of the merger and the impact of rate-related asset discounts on capital. Our capital ratios have continued to increase on a quarterly basis post merger closing. ■ We expect to organically generate capital above what is required to support prudent growth and our regular dividend, with excess capital driving ratios higher and providing for longer-term flexibility for return to shareholders. Note: Umpqua Bank and Columbia Banking System, Inc. long-term capital ratio targets reflect a targeted excess level of capital above regulatory well-capitalized minimums inclusive of the capital conservation buffer (“CCB”) where applicable. The minimum capital ratios to be considered well capitalized inclusive of the CCB are 7.0%, 8.5%, and 10.5% for the common equity tier 1 (“CET1”) ratio, tier 1 capital ratio, and total risk-based capital ratio, respectively. The CCB does not apply to the tier 1 leverage ratio, which has a well-capitalized minimum level of 5.0%. All regulatory capital ratios as of March 31, 2024 are estimates pending completion and filing of Columbia’s and Umpqua Bank’s regulatory reports. Capital Ratios Continue to Trend Up Post Merger Closing 8.9% 9.2% 9.5% 9.6% 9.8% 10.9% 11.3% 11.6% 11.9% 12.0% COLB: CET1 Ratio COLB: Total RBC Ratio 3/31/2023 6/30/2023 9/30/2023 12/31/2023 03/31/2024 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 12% Long-Term Target 9% Long-Term Target 9% Long-Term Target 6.5% Long-Term Target

COLUMBIA BANKING SYSTEM

20

Net Interest Income and Net Interest Margin


Net Interest Income and Net Interest Margin
$ in millions
$500
$400
$300
$200
$100
$—
5.00%
4.50%
4.00%
3.50%
3.00%
$375
$484
$481
$454
$423
4.08%
3.93%
3.91%
3.78%
3.52%
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Net Interest Income
Net Interest Margin


Net Interest Margin: Q4 2023 vs Q1 2024
3.78%
0.04%
(0.03)%
(0.05)%
(0.25)%
0.03%
3.52%
Q4 2023 Reported
LHFI-ex PAA[1]
LHFI-PAA[1]
Invest-ments
Deposits
Term Debt
Q1 2024 Reported

- The cost of interest-bearing deposits increased 34 basis points on a linked-quarter basis to 2.88% in Q1 2024, which compares to 2.90% for the month of March and 2.89% at March 31, 2024. A comprehensive review related to the evaluation and approval of deposit pricing resulted in enhanced pricing visibility that contributed to stability in interest-bearing core deposit rates in the latter half of the first quarter.
- The cost of interest-bearing liabilities increased 23 basis points on a linked-quarter basis to 3.25% in Q4 2023, which compares to 3.24% for both the month of March and at March 31, 2024.
- The net interest margin decreased 26 basis points on a linked quarter basis to 3.52%, which compares to 3.55% for the month of March. Pricing reductions on wholesale funding and stabilizing interest-bearing deposit costs contributed to a slight increase in net interest margin in the latter part of the first quarter. While the net interest margin's performance in March is encouraging, it does not indicate a cycle floor was reached in the earlier part of the quarter.

(1) Chart Abbreviations: "PAA" = purchase accounting accretion and amortization; "LHFI" = loans held for investment.

COLUMBIA BANKING SYSTEM

21

Interest Rate Sensitivity

Loan Maturities at March 31, 2024								
($ in millions)	<=6 Months[1]	7 to 12 Months	13 to 24 Months	25 to 36 Months	37 to 60 Months	61+ Months	Total	% of Total[2]
Fixed	$1,852	$252	$642	$904	$2,311	$9,304	$15,265	40 %
Floating	1,785	1,121	1,384	958	1,446	4,827	11,521	30 %
Adjustable	68	78	237	260	655	10,055	11,353	30 %
Total	**$3,705**	**$1,451**	**$2,263**	**$2,122**	**$4,412**	**$24,186**	**$38,139**	**100 %**

Floors: Floating and Adjustable Rate Loans at March 31, 2024				
($ in millions)	No Floor[3]	At Floor[3]	Above Floor[3]	Total
Floating	$7,080	$36	$4,405	$11,521
Adjustable	1,718	52	9,583	11,353
Total	**$8,798**	**$88**	**$13,988**	**$22,874**
% of Total	***39%***	***1%***	***61%***	***100%***

Deposit and Funding Repricing Betas During the Current Rising-Rate Cycle[4]				
		Cost of Combined Company[4]		
Three Months Ended	Effective Fed Funds Rate (Daily Avg.)	Interest- Bearing Deposits	Total Deposits	Total Funding
March 31, 2024	5.33%	2.88%	1.92%	2.27%
December 31, 2023	5.33%	2.54%	1.63%	2.05%
December 31, 2022	3.65%	0.62%	0.35%	0.51%
December 31, 2021	0.08%	0.10%	0.05%	0.09%
Variance: Peak (Peak Value less Q4 2021)	+5.25%	+2.78%	+1.87%	+2.18%
Repricing Betas: Cycle-to-Date		**53%**	**36%**	**42%**

Interest Rate Simulation Impact on Net Interest Income at March 31, 2024[5]				
	Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	(0.3)%	(1.5)%	0.5%	0.1%
Up 100 basis points	(0.1)%	(0.7)%	0.3%	0.1%
Down 100 basis points	0.0%	0.4%	(0.5)%	(0.5)%
Down 200 basis points	0.1%	0.3%	(0.7)%	(1.4)%
Down 300 basis points	0.3%	0.1%	(0.9)%	(2.7)%

Note: Tables may not foot due to rounding.

(1) Fixed rate loans that mature in six months or less include commercial tranche loans that reprice in a manner similar to floating rate loans.

(2) Floating rate loans are indexed to prime (8% of the total loan portfolio) and 1-month underlying interest rates (23% of the total loan portfolio). When adjustable rate loans reprice, they are indexed to interest rates that span 1-month tenors to 10-year tenors as well as the prime rate; the most prevalent underlying index rates are 6-month tenors (16% of the total loan portfolio) and 5-year tenors (6% of the total loan portfolio).

(3) Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on March 31, 2024. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

(4) Deposit and funding repricing beta data present combined company results as if historical Columbia and historical UHC were one company for all periods through December 31, 2022; subsequent time periods present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.

(5) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). The simulation repricing betas applied to interest-bearing deposits in the rising rate and declining rate scenarios are 56% and 55%, respectively, for March 31, 2024. Additional data related to interest rate simulations are available in Columbia's Form 10-K for the fiscal year ended December 31, 2023.

COLUMBIA BANKING SYSTEM
22

Non-Interest Income

	For the Quarter Ended				
($ in millions)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Service charges on deposits	$16.1	$17.3	$17.4	$16.5	$14.3
Card-based fees	13.2	14.6	15.7	13.4	11.6
Financial services and trust revenue	4.5	3.0	4.7	4.5	1.3
Residential mortgage banking revenue, net	4.6	4.2	7.1	(2.3)	7.8
(Loss) gain on equity securities, net	(1.6)	2.6	(2.1)	(0.7)	2.4
Gain on loan and lease sales, net	0.2	1.2	1.9	0.4	0.9
BOLI income	4.6	4.3	4.4	4.1	2.8
Other income					
Other commercial product revenue(1)	$2.3	$3.9	$3.0	$3.0	$1.4
Commercial servicing revenue	0.6	(0.2)	0.5	0.4	0.9
Loan-related fees	3.7	3.2	3.6	3.3	3.4
Change in fair value of certain loans held for investment	(2.4)	19.4	(19.2)	(7.0)	9.5
Misc. income	3.3	(0.1)	1.3	2.8	1.9
Swap derivative gain (loss)	1.2	(8.0)	5.7	1.3	(3.5)

Q1 2024 Highlights (compared to Q4 2023)

- Financial services and trust revenue increased following a temporary decline in brokerage income during the fourth quarter due to the transition of Columbia Wealth Advisors to a new broker platform.
- Higher interest rates in the first quarter compared to the fourth quarter drove fair value changes in certain loans held for investment and the swap derivative that collectively reduced non-interest income by $12 million compared to the fourth quarter. These items are captured in other income.

Note: Tables may not foot due to rounding. Q1 2023 results include only one month of the combined company's operations.

(1) Other commercial product revenue includes swaps, syndication, and international banking revenue, which are captured in "other income" on the income statement. Other income statement line items, like card-based fees, include other sources of commercial product revenue.

COLUMBIA BANKING SYSTEM
23

Non-Interest Expense


Non-Interest Expense ("NIE")
$ in millions
$342.8
$225.6
$328.6
$296.8
$304.1
$281.2
$337.2
$294.3
$287.5
$276.9
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
GAAP Non-Interest Expense
Operating Non-Interest Expense¹


Non-Interest Expense: Q4 2023 vs Q1 2024
$ in millions
$337.2
$(3.0)
$(2.0)
$(3.6)
$(2.1)
$(1.1)
$(5.6)
$(32.3)
$287.5
Q4 2023 NIE
Comp.
Repairs & Maint.
Marketing
Legal, Title & Consult.
CDI Amort.
Misc. Other
Non-operating¹
Q1 2024 NIE

- Non-interest expense in Q1 2024 declined $50 million from the prior quarter level. The decrease was driven in part by a decline in expense related to an FDIC special assessment to $5 million from $33 million in Q4 2023.
- Operating non-interest expense(1) declined $17 million from the prior quarter due to lower discretionary spending and other expense items compared to elevated expense items in Q4 2023.
- Conducted an enterprise-wide evaluation of our operations during Q1 2024. The full-scale review resulted in consolidated positions, simplified reporting and organizational structures, and an improved profitability outlook. These changes are expected to be carried out during Q2 2024 and Q3 2024 to achieve the Q4 2024 core expense run rate outlined earlier in this presentation.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating expense items include exit and disposal costs, merger-related expense, and an FDIC special assessment. These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix. Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the three months ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

APPENDIX

COLUMBIA BANKING SYSTEM

25

Summary Income Statements

($ in millions, except per-share data)	For the Quarter Ended Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Net interest income before provision	$423.4	$453.6	$480.9	$484.0	$374.7
Provision for credit losses	17.1	54.9	36.7	16.0	105.5
Net interest income after provision	**406.2**	**398.7**	**444.1**	**468.0**	**269.2**
Non-interest income	50.4	65.5	44.0	39.7	54.7
Non-interest expense	287.5	337.2	304.1	328.6	342.8
Income (loss) before provision (benefit) for income taxes	**169.1**	**127.1**	**184.0**	**179.1**	**(18.9)**
Provision (benefit) for income taxes	45.0	33.5	48.1	45.7	(4.9)
Net income (loss)	**$124.1**	**$93.5**	**$135.8**	**$133.4**	**($14.0)**
Earnings (loss) per share, diluted	**$0.59**	**$0.45**	**$0.65**	**$0.64**	**($0.09)**
Non-interest expense, excluding merger-related expense[1]	**283.0**	**330.0**	**285.2**	**298.9**	**226.9**
Pre-provision net revenue[1]	**$186.2**	**$182.0**	**$220.7**	**$195.1**	**$86.6**
Operating pre-provision net revenue[1]	**$200.7**	**$212.1**	**$258.7**	**$243.1**	**$195.7**
Operating net income[1]	**$134.9**	**$116.1**	**$164.3**	**$169.4**	**$71.5**
Operating earnings per share, diluted[1]	**$0.65**	**$0.56**	**$0.79**	**$0.81**	**$0.46**

Q1 2024 Highlights (compared to Q4 2023)

- Net interest income decreased by $30 million due to higher deposit costs and lower income earned on investment securities given slower prepayment speeds.
- Non-interest income decreased by $15 million due to the quarterly fluctuation in cumulative non-merger fair value accounting and hedges.
- Non-interest expense decreased by $50 million due to lower discretionary spend and the fourth quarter's larger FDIC special assessment.
- Provision expense relates to a number of factors discussed on the "Robust ACL Coverage" slide.

Note: Tables may not foot due to rounding. Q1 2023 results include only one month of the combined company's operations and a related initial provision of $88 million.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

COLUMBIA BANKING SYSTEM

26

Summary Period-End Balance Sheets

($ in millions, except per-share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
ASSETS:					
Total assets	$52,224.0	$52,173.6	$51,993.8	$53,592.1	$53,994.2
Interest bearing cash and temporary investments	1,760.9	1,664.0	1,911.2	2,868.6	3,079.3
Investment securities available for sale, fair value	8,616.5	8,829.9	8,504.0	8,998.4	9,249.6
Loans and leases, gross	37,642.4	37,442.0	37,170.6	37,049.3	37,091.3
Allowance for credit losses on loans and leases	(414.3)	(440.9)	(416.6)	(404.6)	(417.5)
Goodwill and other intangibles, net	1,600.8	1,632.9	1,666.1	1,696.0	1,732.5
LIABILITIES AND EQUITY:					
Deposits	41,706.2	41,607.0	41,624.4	40,834.9	41,586.3
Securities sold under agreements to repurchase	213.6	252.1	258.4	294.9	271.0
Borrowings	3,900.0	3,950.0	3,985.0	6,250.0	5,950.0
Total shareholders' equity	4,957.2	4,995.0	4,632.2	4,828.2	4,884.7
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	90.3%	90.0%	89.3%	90.7%	89.2%
Book value per common share	$23.68	$23.95	$22.21	$23.16	$23.44
Tangible book value per common share(1)	$16.03	$16.12	$14.22	$15.02	$15.12
Common equity to assets ratio	9.5%	9.6%	8.9%	9.0%	9.0%
Tangible common equity to tangible assets ratio(1)	6.6%	6.7%	5.9%	6.0%	6.0%

Note: Tables may not foot due to rounding. Q1 2023 results were impacted by the closing of the merger on February 28, 2023 and the addition of historical Columbia balances at fair value.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Q1 2024 Highlights (compared to Q4 2023)

- Commercial line utilization and construction project activity were the primary contributors to the 2% annualized loan growth in Q1 2024. Origination volume was centered in our commercial and owner-occupied commercial real estate portfolios.
- Deposit balances were up slightly from Q4 2023 due to net growth in customer balances.
- Book value and tangible book value decreased 1.1% and 0.6%, respectively, as an increase in accumulated other comprehensive loss due to higher interest rates more than offset organic capital generation. Book value and tangible book value increased 1.0% and 6.0%, respectively from March 31, 2023 despite an increase in accumulated other comprehensive loss over the same period.

COLUMBIA BANKING SYSTEM

27

Liquidity Overview

Select Balance Sheet Items				
	Three Months Ended			Sequential Quarter Change
($ in millions)	Q1 2024	Q4 2023	Q1 2023	Q1 2024
Commercial deposits	$11,207	$11,142	$11,355	$65
Small business deposits	8,103	8,400	8,619	(297)
Consumer deposits	16,241	15,842	17,243	399
Total customer deposits	35,551	35,384	37,217	167
Public deposits - non-interest bearing	645	619	638	26
Public deposits - interest bearing	2,285	2,285	1,918	—
Total public deposits	2,930	2,904	2,556	26
Administrative deposits	135	169	182	(34)
Brokered deposits	3,090	3,150	1,631	(60)
Total deposits	**$41,706**	**$41,607**	**$41,586**	**$99**
Term debt	$3,900	$3,950	$5,950	($50)
Cash & cash equivalents	$2,201	$2,163	$3,635	$39
Available-for-sale securities	$8,617	$8,830	$9,250	($213)
Loans and leases	$37,642	$37,442	$37,091	$200

Total Off-Balance Sheet Liquidity Available at March 31, 2024			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$11,965	$2,370	$9,596
Federal Reserve Discount Window	2,820	—	2,820
Federal Reserve Term Funding Program[1]	1,550	1,550	—
Uncommitted lines of credit	600	—	600
Total off-balance sheet liquidity	**$16,935**	**$3,920**	**$13,015**

Total Available Liquidity at March 31, 2024 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$13,015
Cash and equivalents, less reserve requirement	1,898
Excess bond collateral	3,719
Total available liquidity	**$18,632**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $52.2 billion at March 31, 2024	36 %
Deposits of $41.7 billion at March 31, 2024	45 %
Uninsured deposits of $13.5 billion at March 31, 2024	138 %

- Net growth in total customer deposits enabled a slight reduction in brokered deposits and term debt in Q1 2024.
- Contraction in small business deposits during Q1 2024 was partially offset by a targeted campaign launched in early February 2024 to generate new business. The campaign runs through April 2024 and includes bundled solutions for customers without promotional pricing.

Note: Tables may not foot due to rounding.

(1) The Federal Reserve's Bank Term Funding Program was discontinued in March 2024. We present associated balances as they were outstanding on Columbia's balance sheet as of March 31, 2024.

Purchase Accounting Details (1) Table does not capture all assets and liabilities with an associated fair value discount or premium. Assets and liabilities not presented have a significantly smaller impact on income through the accretion or amortization of their discount or premium. (2) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger. Adjustment at Closing Remaining Balances at Select Purchase Accounting Items(1) February 28, 2023 December 31, 2023 March 31, 2024 Notes ITEMS TO ACCRETE THROUGH INTEREST INCOME: Available for sale securities - rate discount $(1,011) million $(565) million $(543) million While an adjustment to historical Columbia securities’ book value was $1.0 billion at the closing of the merger, the purchase discount that will accrete into interest income over time was $0.6 billion when previously existing purchase premiums and the discount associated with bonds sold as part of the Q1 2023 portfolio restructuring were eliminated. Loans - rate discount(2) $(618) million $(468) million $(444) million Total rate discount on loans and securities $(1,629) million $(1,033) million $(987) million Loans - credit mark(2) $(130) million $(80) million $(74) million Total discount on loans and securities $(1,759) million $(1,113) million $(1,061) million Fair value discounts are accreted into interest income using the effective interest method, which amortizes the discount over the life of the loan or security. ITEM TO AMORTIZE THROUGH NON-INTEREST EXPENSE: Core deposit intangible $710 million $603 million $571 million CDI amortizes through non-interest expense over 10 years using the sum-of-the-years-digits method. 28

COLUMBIA BANKING SYSTEM
29

Non-GAAP Reconciliation: Tangible Capital

($ in thousands, except per-share data)		Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Total shareholders' equity	a	**$4,957,245**	**$4,995,034**	**$4,632,162**	**$4,828,188**	**$4,884,723**
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,030,142
Less: Other intangible assets, net		571,588	603,679	636,883	666,762	702,315
Tangible common shareholders' equity	b	**3,356,423**	**3,362,121**	**2,966,045**	**3,132,192**	**3,152,266**
Total assets	c	**$52,224,006**	**$52,173,596**	**$51,993,815**	**$53,592,096**	**$53,994,226**
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,030,142
Less: Other intangible assets, net		571,588	603,679	636,883	666,762	702,315
Tangible assets	d	**$50,623,184**	**$50,540,683**	**$50,327,698**	**$51,896,100**	**$52,261,769**
Common shares outstanding at period end	e	**209,370**	**208,585**	**208,575**	**208,514**	**208,429**
Total shareholders' equity to total assets ratio	a / c	9.49 %	9.57 %	8.91 %	9.01 %	9.05 %
Tangible common equity to tangible assets ratio	b / d	6.63 %	6.65 %	5.89 %	6.04 %	6.03 %
Book value per common share	a / e	$23.68	$23.95	$22.21	$23.16	$23.44
Tangible book value per common share	b / e	$16.03	$16.12	$14.22	$15.02	$15.12

COLUMBIA BANKING SYSTEM
30

Non-GAAP Reconciliation: Adjustments and Average Balances

($ in thousands)		For the Quarter Ended Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ 12	$ 9	$ 4	$ —	$ —
(Loss) gain on equity securities, net		(1,565)	2,636	(2,055)	(697)	2,416
Gain (loss) on swap derivatives		1,197	(8,042)	5,700	1,288	(3,543)
Change in fair value of certain loans held for investment		(2,372)	19,354	(19,247)	(6,965)	9,488
Change in fair value of MSR due to valuation inputs or assumptions		3,116	(6,251)	5,308	(2,242)	(2,937)
MSR hedge (loss) gain		(4,271)	5,026	(4,733)	(7,636)	2,650
Total non-interest income adjustments	a	**$ (3,883)**	**$ 12,732**	**$ (15,023)**	**$ (16,252)**	**$ 8,074**
Non-Interest Expense Adjustments						
Merger-related expense		$ 4,478	$ 7,174	$ 18,938	$ 29,649	$ 115,898
Exit and disposal costs		1,272	2,791	4,017	2,119	1,291
FDIC special assessment[1]		4,848	32,923	—	—	—
Total non-interest expense adjustments	b	**$ 10,598**	**$ 42,888**	**$ 22,955**	**$ 31,768**	**$ 117,189**
Average Assets	n	**$ 52,083,973**	**$ 51,832,356**	**$ 53,011,361**	**$ 53,540,574**	**$ 39,425,975**
Less: Average goodwill and other intangible assets, net		1,619,134	1,652,282	1,684,093	1,718,705	623,042
Average tangible assets	o	**$ 50,464,839**	**$ 50,180,074**	**$ 51,327,268**	**$ 51,821,869**	**$ 38,802,933**
Average common shareholders' equity	p	**$ 4,985,875**	**$ 4,695,736**	**$ 4,866,975**	**$ 4,935,239**	**$ 3,349,761**
Less: Average goodwill and other intangible assets, net		1,619,134	1,652,282	1,684,093	1,718,705	623,042
Average tangible common equity	q	**$ 3,366,741**	**$ 3,043,454**	**$ 3,182,882**	**$ 3,216,534**	**$ 2,726,719**
Weighted average basic shares outstanding	r	**208,260**	**208,083**	**208,070**	**207,977**	**156,383**
Weighted average diluted shares outstanding	s	**208,956**	**208,739**	**208,645**	**208,545**	**156,383**

(1) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the three months ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

COLUMBIA BANKING SYSTEM

31

Non-GAAP Reconciliation: Income Statements

		For the Quarter Ended				
($ in thousands)		Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Net interest income	c	**$ 423,362**	**$ 453,623**	**$ 480,875**	**$ 483,975**	**$ 374,698**
Non-interest income (GAAP)	d	**$ 50,357**	**$ 65,533**	**$ 43,981**	**$ 39,678**	**$ 54,735**
Less: Non-interest income adjustments	a	3,883	(12,732)	15,023	16,252	(8,074)
Operating non-interest income (non-GAAP)	e	**$ 54,240**	**$ 52,801**	**$ 59,004**	**$ 55,930**	**$ 46,661**
Revenue (GAAP)	f=c+d	**$ 473,719**	**$ 519,156**	**$ 524,856**	**$ 523,653**	**$ 429,433**
Operating revenue (non-GAAP)	g=c+e	**$ 477,602**	**$ 506,424**	**$ 539,879**	**$ 539,905**	**$ 421,359**
Non-interest expense (GAAP)	h	**$ 287,516**	**$ 337,176**	**$ 304,147**	**$ 328,559**	**$ 342,818**
Less: Non-interest expense adjustments	b	(10,598)	(42,888)	(22,955)	(31,768)	(117,189)
Operating non-interest expense (non-GAAP)	i	**$ 276,918**	**$ 294,288**	**$ 281,192**	**$ 296,791**	**$ 225,629**
Net income (loss) (GAAP)	j	$ 124,080	$ 93,531	$ 135,845	$ 133,377	$ (14,038)
Provision (benefit) for income taxes		44,987	33,540	48,127	45,703	(4,886)
Income (loss) before provision for income taxes		169,067	127,071	183,972	179,080	(18,924)
Provision for credit losses		17,136	54,909	36,737	16,014	105,539
Pre-provision net revenue (PPNR) (non-GAAP)	k	**186,203**	**181,980**	**220,709**	**195,094**	**86,615**
Less: Non-interest income adjustments	a	3,883	(12,732)	15,023	16,252	(8,074)
Add: Non-interest expense adjustments	b	10,598	42,888	22,955	31,768	117,189
Operating PPNR (non-GAAP)	l	**$ 200,684**	**$ 212,136**	**$ 258,687**	**$ 243,114**	**$ 195,730**
Net income (GAAP)	j	**$ 124,080**	**$ 93,531**	**$ 135,845**	**$ 133,377**	**$ (14,038)**
Less: Non-interest income adjustments	a	3,883	(12,732)	15,023	16,252	(8,074)
Add: Non-interest expense adjustments	b	10,598	42,888	22,955	31,768	117,189
Tax effect of adjustments		(3,620)	(7,539)	(9,482)	(11,981)	(23,565)
Operating net income (non-GAAP)	m	**$ 134,941**	**$ 116,148**	**$ 164,341**	**$ 169,416**	**$ 71,512**

COLUMBIA BANKING SYSTEM

32

Non-GAAP Reconciliation: Earnings Per-Share and Performance Metrics

($ in thousands, except per-share data)		Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
		For the Quarter Ended				
Select Per-Share & Performance Metrics						
Earnings per share - basic	j/r	$ 0.60	$ 0.45	$ 0.65	$ 0.64	$ (0.09)
Earnings per share - diluted	j/s	$ 0.59	$ 0.45	$ 0.65	$ 0.64	$ (0.09)
Efficiency ratio[(1)]	h/f	60.57 %	64.81 %	57.82 %	62.60 %	79.71 %
Non-interest expense to average assets	h/n	2.22 %	2.58 %	2.28 %	2.46 %	3.53 %
Return on average assets	j/n	0.96 %	0.72 %	1.02 %	1.00 %	(0.14)%
Return on average tangible assets	j/o	0.99 %	0.74 %	1.05 %	1.03 %	(0.15)%
PPNR return on average assets	k/n	1.44 %	1.39 %	1.65 %	1.46 %	0.89 %
Return on average common equity	j/p	10.01 %	7.90 %	11.07 %	10.84 %	(1.70)%
Return on average tangible common equity	j/q	14.82 %	12.19 %	16.93 %	16.63 %	(2.09)%
Operating Per-Share & Performance Metrics						
Operating earnings per share - basic[(2)]	m/r	$ 0.65	$ 0.56	$ 0.79	$ 0.81	$ 0.46
Operating earnings per share - diluted[(2)]	m/s	$ 0.65	$ 0.56	$ 0.79	$ 0.81	$ 0.46
Operating efficiency ratio, as adjusted[(1), (2), (3)]	u/y	56.97 %	57.31 %	51.26 %	54.04 %	52.84 %
Operating non-interest expense to average assets	i/n	2.14 %	2.25 %	2.10 %	2.22 %	2.32 %
Operating return on average assets[(2)]	m/n	1.04 %	0.89 %	1.23 %	1.27 %	0.74 %
Operating return on average tangible assets[(2)]	m/o	1.08 %	0.92 %	1.27 %	1.31 %	0.75 %
Operating PPNR return on average assets[(2)]	l/n	1.55 %	1.62 %	1.94 %	1.82 %	2.01 %
Operating return on average common equity[(2)]	m/p	10.89 %	9.81 %	13.40 %	13.77 %	8.66 %
Operating return on average tangible common equity[(2)]	m/q	16.12 %	15.14 %	20.48 %	21.13 %	10.64 %

(1) Tax-exempt income has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the three months ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio has been adjusted to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

COLUMBIA BANKING SYSTEM

33

Non-GAAP Reconciliation: Operating Efficiency Ratio, as Adjusted

		For the Quarter Ended				
($ in thousands)		Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Non-interest expense (GAAP)	h	$287,516	$337,176	$304,147	$328,559	$342,818
Less: Non-interest expense adjustments	b	(10,598)	(42,888)	(22,955)	(31,768)	(117,189)
Operating non-interest expense (non-GAAP)	i	276,918	294,288	281,192	296,791	225,629
Less: B&O taxes	t	(3,223)	(2,727)	(3,275)	(3,647)	(2,129)
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$273,695	$291,561	$277,917	$293,144	$223,500
Non-interest income (tax equivalent)[1]	v	$424,344	$454,730	$482,031	$485,168	$375,369
Non-interest income (GAAP)	d	50,357	65,533	43,981	39,678	54,735
Add: BOLI tax equivalent adjustment[1]	w	1,809	1,182	1,178	1,360	957
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	476,510	521,445	527,190	526,206	431,061
Less: non-interest income adjustments	a	3,883	(12,732)	15,023	16,252	(8,074)
Total Adjusted operating revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$480,393	$508,713	$542,213	$542,458	$422,987
Efficiency ratio[1]	h/f	60.57 %	64.81 %	57.82 %	62.60 %	79.71 %
Operating efficieny ratio, as adjusted (non-GAAP)[1], [2], [3]	u/y	56.97 %	57.31 %	51.26 %	54.04 %	52.84 %

(1) Tax-exempt income has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the three months ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio has been adjusted to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

COLUMBIA BANKING SYSTEM

34

Non-GAAP Reconciliation: Net Interest Income & Net Interest Margin

($ in thousands)		For the Quarter Ended Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Net interest income	a	$424,344	$454,730	$482,031	$485,168	$375,369
Less: Acquired loan accretion - credit related[1]	b	5,119	5,430	6,370	7,100	3,806
Net Interest Income, excluding credit PAA[1]	c	**419,225**	**449,300**	**475,661**	**478,068**	**371,563**
Less: Acquired rate-related accretion[1]	d	57,336	63,757	70,900	67,960	28,239
Adjusted net interest income[1]	e	**$361,889**	**$385,543**	**$404,761**	**$410,108**	**$343,324**
Average interest-earning assets	f	**$48,280,787**	**$47,838,229**	**$48,981,105**	**$49,442,518**	**$37,055,705**
Net interest margin[2]	a / f	**3.52 %**	**3.78 %**	**3.91 %**	**3.93 %**	**4.08 %**
Less: Acquired loan accretion - credit related[1]	b / f	0.04 %	0.05 %	0.05 %	0.06 %	0.04 %
Net Interest margin, excluding credit PAA[1], [2]	c / f	**3.48 %**	**3.73 %**	**3.86 %**	**3.87 %**	**4.04 %**
Less: Acquired rate-related accretion[1]	d / f	0.48 %	0.53 %	0.58 %	0.55 %	0.31 %
Adjusted net interest margin[1], [2]	e / f	**3.00 %**	**3.20 %**	**3.28 %**	**3.32 %**	**3.73 %**

(1) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

(2) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.